UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: October 22, 2009

Date of Earliest Event Reported: October 21, 2009

BOISE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33541	20-8356960
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Jefferson Street, Suite 200

Boise, ID 83702-5388

(Address of principal executive offices) (Zip Code)

(208) 384-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 21, 2009, Boise Inc. (the “Company”) issued a news release announcing that its wholly owned subsidiaries, Boise Paper Holdings, L.L.C. and Boise Finance Company, have priced the previously announced offering of $300 million aggregate principal amount of Senior Notes due 2017 (the “Notes”). The Notes will have an interest rate of 9% and will be issued at a price equal to 99.297% of their face value. The Notes are being offered in a private offering that is exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). The Company is offering the Notes within the United States to qualified institutional buyers in accordance with Rule 144A under the Securities Act, and outside the United States in accordance with Regulation S under the Securities Act. A copy of the news release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. For additional information, please refer to Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
Exhibit 99.1	Boise Inc. News Release dated October 21, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE INC.

	By	/s/ KAREN E. GOWLAND
Karen E. Gowland
Vice President, General Counsel and Corporate Secretary

Date: October 22, 2009